Exhibit 10.41.6

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this "Amendment”) is entered into as of this 24th day of April, 2018 (the "Amendment Execution Date"), by and between BMR-ROGERS STREET LLC, a Delaware limited liability company ("Landlord "), and MOM ENTA PHARMACEU TICALS, INC., a Delaware corporation ("Tenant").

RECITALS

A.    WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of February 5, 2013 (the "Original Lease"), as amended by that certain First Amendment to Lease dated as of March 2 1, 20 13, as further amended by that ce1tain Second Amendment to Lease dated as of May 24, 2013, as further amended by that certain Third Amendment to Lease dated as of December 30, 2015, as further amended by that certain Fourth Amendment to Lease dated as of July 24, 2017 (the "Fourth Amendment") (collectively, and as the same may have been fu1ther amended, amended and restated, supplemented or modified from time to time, the "Existing Lease"), whereby Tenant leases certain premises (the "Bent Premises") from Landlord in the building at 320 Bent Street, Cambridge, Massachusetts (the "Bent Building");

B.    WHEREAS, Landlord and Tenant desire to extend the Binney TI Deadline (as defined in the Fourth Amendment); and

C.    WHEREAS, Land lord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.    Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the "Lease." From and after the date hereof, the term "Lease," as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.    Binney TI Deadline. The definition of Binney TI Deadline set forth in Section 5.4 of the Fou1th Amendment shall be amended by deleting "the date that is fifteen (15) months after the Binney Term Commencement Date" and replacing it with "the date that is twenty-one (21) months after the Binney Term Commencement Date (i.e., July 1, 2019).'"

3.    Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, and agrees to reimburse, indemnify, save, defend (at Land lord's option and with counsel reasonably acceptable to Landlord, at Tenant's sole cost and expense) and hold harm less the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

4.    No Default. Each of Landlord and Tenant represent, warrant and covenant to the other that, to the best of its knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

5.    Notices. Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Momenta Pharmaceutical s, Inc. 301 Binney Street
Cambridge, Massachusetts 02141
Attn: Alejandra Carvajal, Vice President and Deputy General Counsel Email: acarvajal@monentapharma.com

With a copy to:

Momenta Pharmaceuticals, Inc. 301 Binney Street
Cambridge, Massachusetts 02141
Attn: Scott Storer, Senior Vice President and Chief Financial Officer Email: sstorer@momentapharma.com

Momenta Pharmaceuticals, Inc. 301 Binney Street
Cambridge, Massachusetts 02141
Attn: Robert Vassallo, Associate Director, Site Services Email: bvassallo@momentapharm a.com

6.    Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

7.    Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

8.    Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inse1ted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

9.    Authority. Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed. Landlord guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

10.    Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

(Signature page follows)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written.